Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated May 6, 2025, relating to the financial statements of Perimeter Acquisition Corp. I for the period from March 6, 2025 (inception) through March 7, 2025, appearing in the Registration Statement on Amendment No. 2 to Form S-1, File No. 333-285974.

/s/ WithumSmith+Brown, PC

New York, New York

May 12, 2025